UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

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OCEANEERING INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

OCEANEERING INTERNATIONAL, INC.

11911 FM 529, Houston, Texas 77041-3011

March 28, 2005

Dear Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Oceaneering International, Inc. The meeting will be held on Tuesday, May 10, 2005, at 8:30 a.m., local time, in the Atrium of our corporate offices at 11911 FM 529, Houston, Texas 77041-3011.

     On the following pages, you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Shareholders describing Oceaneering’s operations during the year ended December 31, 2004 is enclosed.

     I hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote. In addition to using the enclosed paper proxy card to vote, which you may sign, date and return in the enclosed postage-paid envelope, you may vote your shares via the Internet or by telephone by following the instructions included in this package.

     Thank you for your interest in Oceaneering.

Sincerely,

John R. Huff
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
APPROVAL OF THE 2005 INCENTIVE PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
TRANSACTION OF OTHER BUSINESS
Appendix A
Appendix B

OCEANEERING INTERNATIONAL, INC.

11911 FM 529, Houston, Texas 77041-3011

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2005

To the Shareholders of Oceaneering International, Inc.:

     The Annual Meeting of Shareholders of Oceaneering International, Inc., a Delaware corporation (“Oceaneering”), will be held on Tuesday, May 10, 2005, at 8:30 a.m., local time, in the Atrium of our corporate offices at 11911 FM 529, Houston, Texas 77041-3011, to consider and take action on the following:

•	election of two Class I directors as members of the Board of Directors of Oceaneering to serve until the 2008 Annual Meeting of Shareholders or until a successor has been duly elected and qualified (Proposal 1);

•	approval of the 2005 Incentive Plan of Oceaneering (Proposal 2);

•	ratification of the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2005 (Proposal 3); and

•	transaction of such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

     The Board of Directors recommends a vote in favor of Proposal 1, Proposal 2 and Proposal 3.

     The close of business on March 21, 2005 is the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Our Board welcomes your personal attendance at the meeting. Whether or not you expect to attend the meeting, please submit a proxy as soon as possible so that your shares can be voted at the meeting. You may submit your proxy by filling in, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. Please refer to page 1 of the Proxy Statement and the proxy card for instructions for proxy voting by telephone or over the Internet.

By Order of the Board of Directors,

George R. Haubenreich, Jr.
Senior Vice President, General Counsel
and Secretary

March 28, 2005

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH INSTRUCTIONS IN THIS PROXY STATEMENT AND ON YOUR PROXY CARD.

OCEANEERING INTERNATIONAL, INC.

PROXY STATEMENT

PROXIES AND VOTING AT THE MEETING

     Only shareholders of record at the close of business on March 21, 2005 will be entitled to notice of, and to vote at, the meeting. As of that date, 25,951,180 shares of our Common Stock, $.25 par value per share (“Common Stock”), were outstanding. Each of those outstanding shares is entitled to one vote at the meeting. We are initially sending this Proxy Statement and the accompanying proxy to our shareholders on or about March 28, 2005. The requirement for a quorum at the meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. There is no provision for cumulative voting.

Solicitation of Proxies

     The accompanying proxy is solicited on behalf of our Board of Directors for use at our annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. We will pay all costs of soliciting proxies. We will solicit proxies primarily by mail. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person or by telephone, facsimile and electronic transmissions, for which such persons will receive no additional compensation. We have retained Georgeson Shareholder Communications, Inc. to solicit proxies at a fee estimated at $7,000, plus out-of-pocket expenses. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of Common Stock.

     The persons named as proxies were designated by our Board and are officers of Oceaneering. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the shareholder as provided in the proxy, the proxy will be voted in accordance with the specification so made. Proxies submitted without specified choices will be voted FOR Proposal 1 to elect the director nominees proposed by our Board, FOR Proposal 2 to approve the 2005 Incentive Plan of Oceaneering and FOR Proposal 3 to ratify the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2005.

Methods of Voting

▪	Voting by Mail. You may sign, date and return your proxy cards in the pre-addressed, postage-paid envelope provided. If you return your proxy card without indicating how you want to vote, the designated proxies will vote as recommended by our Board.

▪	Voting by Telephone or the Internet. If you have stock certificates issued in your own name, you may vote by proxy by using the toll-free number or at the Internet address listed on the proxy card.

The telephone and Internet voting procedures are designed to verify your vote through the use of a voter control number that is provided on each proxy card. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card for specific instructions.

If you hold shares through a brokerage firm, bank or other custodian, you may vote by telephone or the Internet only if the custodian offers that option.

Revocability of Proxies

▪	Revoking Your Proxy. If you have certificates issued in your own name, and you vote by proxy, mail, the Internet or telephone, you may later revoke your proxy instructions by:

•	sending a written statement to that effect to our Corporate Secretary at P. O. Box 40494, Houston, Texas 72240-0494, the mailing address for the executive offices of Oceaneering;

•	submitting a proxy card with a later date signed as your name appears on the stock certificate;

•	voting at a later time by telephone or the Internet; or

•	voting in person at the Annual Meeting.

     If you have shares held through a brokerage firm, bank or other custodian, and you vote by proxy, you may later revoke your proxy instructions only by informing the custodian in accordance with any procedures it sets forth.

ELECTION OF DIRECTORS
Proposal 1

     Our Certificate of Incorporation divides our Board into three classes, each consisting as nearly as possible of one-third of the members of the whole Board. There are currently two members of each class. The members of each class serve for three years following their election, with one class being elected each year.

     Two Class I directors are to be elected at the 2005 Annual Meeting. In accordance with our bylaws, directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker “non-votes” marked on proxy cards will not be counted in the election. The Class I directors will serve until the 2008 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. The directors of Classes II and III will continue to serve their terms of office, which will expire at the Annual Meetings of Shareholders to be held in 2006 and 2007, respectively.

     The persons named in the accompanying proxy intend to vote all proxies received in favor of the election of the nominees named below, except in any case where authority to vote for the directors is withheld. Although we have no reason to believe that the nominees will be unable to serve as directors, if either nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee our Board designates.

     Set forth below is information (ages are as of May 10, 2005) with respect to the nominees for election as directors of Oceaneering.

Nominees — 2005 — Class I Directors:

		Director
Name and Business Experience	Age	Since

T. Jay Collins	58	2002

Mr. Collins has been President and Chief Operating Officer of Oceaneering since 1998. He served as Executive Vice President – Oilfield Marine Services from 1995 to 1998 and as Senior Vice President and Chief Financial Officer from 1993 until 1995.

D. Michael Hughes	66	1970

Mr. Hughes has been owner of The Broken Arrow Ranch and affiliated businesses, which harvest, process and market wild game meats, since 1983. He has been associated with Oceaneering since its incorporation, serving as Chairman of the Board from 1984 to 1990. He is Chairman of the Nominating and Corporate Governance Committee of Oceaneering’s Board and a member of the Audit Committee of Oceaneering’s Board.

Continuing Directors

     Set forth below is information (ages are as of May 10, 2005) for those directors whose terms will expire in 2006 and 2007.

2006 — Class II Directors:

		Director
Name and Business Experience	Age	Since

Jerold J. DesRoche	68	2003

Mr. DesRoche has been a partner and a director of National Power Company, a privately owned company that owns and operates power generation facilities using waste fuels and renewable energy, since 1991. He served as President and Chief Executive Officer of ABB Combustion Engineering Canada, Inc. from 1988 to 1991. He is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of Oceaneering’s Board.

John R. Huff	59	1986

Mr. Huff has been Chairman of Oceaneering’s Board of Directors since August 1990. He has been a director and Chief Executive Officer of Oceaneering since joining Oceaneering in 1986. He is also a director of BJ Services Company and Suncor Energy, Inc.

2007 — Class III Directors:

		Director
Name and Business Experience	Age	Since

David S. Hooker	62	1973

Mr. Hooker has been Chairman of Ocean Hover Limited, an oilfield hovercraft marketing organization, since January 2004. Previously, he served as Chairman of Goshawk Insurance Holdings PLC, an insurance company, from January 1996 to October 2003. He is also a director of Aminex plc, an oil and gas exploration and production company. He is Chairman of the Audit Committee of Oceaneering’s Board and a member of the Nominating and Corporate Governance Committee of Oceaneering’s Board.

Harris J. Pappas	60	1996

Mr. Pappas has been President of Pappas Restaurants, Inc., a privately owned and operated multi-state restaurant group, since 1983 and Chief Operating Officer and director of Luby’s, Inc., a publicly owned restaurant company, since March 2001. He is also a director of Memorial Hermann Hospital Affiliated Services, Inc. He is Chairman of the Compensation Committee of Oceaneering’s Board and a member of the Audit Committee of Oceaneering’s Board.

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 15, 2005 by each director and nominee for director, each of the executive officers named in the Summary Compensation Table in this Proxy Statement and all directors and officers as a group. Except as otherwise indicated, each individual named has sole voting and dispositive power with respect to the shares shown.

		Percent
Name	Number of Shares (1)	of Class

T. Jay Collins	81,348	*

Jerold J. DesRoche	20,000	*

George R. Haubenreich, Jr.	63,910	*

David S. Hooker	46,000	*

John R. Huff	300,436	1.2

D. Michael Hughes	77,310	*

M. Kevin McEvoy	70,745	*

Marvin J. Migura	63,850	*

Harris J. Pappas	40,000	*

All directors and officers as a group (21 persons)	853,992	3.3

* — Less than 1%

(1)	Includes the following shares subject to stock options exercisable within 60 days of March 15, 2005: Mr. DesRoche – 20,000; Mr. Haubenreich – 25,000; Mr. Hooker – 46,000; Mr. Huff – 125,600; Mr. Hughes – 44,000; Mr. McEvoy – 25,000; Mr. Migura – 25,000; Mr. Pappas – 40,000; and all directors and officers as a group – 389,800. Includes the following shares granted pursuant to restricted stock award agreements, as to which the recipient has sole voting power and no dispositive power: Mr. Collins – 18,000; Mr. Haubenreich – 9,000; Mr. Huff – 37,500; Mr. McEvoy – 9,000; Mr. Migura – 9,000; and all directors and officers as a group – 102,250. Also includes the following share equivalents, which are fully vested but are held in trust pursuant to the Oceaneering Retirement Investment Plan (the “401(k) Plan”), for which the individual has no voting rights until the shares are withdrawn from the 401(k) Plan: Mr. Hughes – 19,524; Mr. McEvoy – 5,375; and all directors and officers as a group – 38,016.

     Listed below is the only person who, to our knowledge, may be deemed to be a beneficial owner as of March 15, 2005 of more than 5% of the outstanding shares of Common Stock. This information is based on a statement filed with the Securities and Exchange Commission (the “SEC”).

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class (1)
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	1,385,229 (2)	5.3

(1)	The percentages are based on the total number of issued and outstanding shares of Common Stock at March 15, 2005.

(2)	According to a Schedule 13G, dated February 14, 2005, filed with the SEC by Barclays Global Investors NA, as of December 31, 2004, the beneficial ownership of 1,385,229 shares of Common Stock is as follows: (a) Barclays Global Investors, NA, beneficially owned 695,729 shares of Common Stock, of which it had sole voting power over 534,631 shares and sole dispositive power over 695,729 shares; (b) Barclays Global Fund Advisors beneficially owned 655,100 shares of Common Stock, with sole voting power over 654,680 shares and sole dispositive power over 655,100 shares; (c) Barclays Bank Plc beneficially owned 4,200 shares of Common Stock, with sole voting and sole dispositive powers over those shares; (d) Barclays Capital Inc. beneficially owned 15,600 shares of Common Stock, with sole voting and sole dispositive powers over those shares; and (e) Palomino Limited beneficially owned 14,600 shares of Common Stock, with sole voting and sole dispositive powers over those shares.

Additional Information Relating to Our Board of Directors, Committees of the Board and Corporate Governance

     During 2004, our Board of Directors held five meetings of the full Board and 15 meetings of the committees of the Board. Each director attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he served. In addition, we have a policy that directors are encouraged to attend the annual meeting. Last year, four of the six individuals now serving as directors attended our annual meeting. In 2004, the nonemployee directors met in regularly scheduled executive sessions without management present, and similar sessions are scheduled for 2005. The chairmen of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee chair these executive sessions on a rotating basis. Interested parties may communicate directly with the nonemployee directors by sending a letter to the “Board of Directors (independent members),” c/o Corporate Secretary, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041-3011.

     During the first nine months of 2004, we paid our nonemployee directors, on a quarterly basis, an annual retainer of $25,000 and an annual retainer of $5,000 to the chairmen of committees of the Board. Effective October 1, 2004, we increased the annual retainer for nonemployee directors to $30,000 and increased the annual retainer for the chairman of the Audit Committee to $10,000 and for the chairmen of the Compensation Committee and Nominating and Corporate Governance Committee to $8,000. We pay our nonemployee directors $1,000 for each Board meeting attended, $1,000 for each committee meeting attended (if the meeting is on a day other than the date of a Board meeting) and a fee of $125 per hour up to a maximum of $1,000 per day for any other services directly related to activities of the Board or a committee of the Board. Nonemployee directors may elect to participate in our medical plans without payment of any monthly premium. All directors are provided a group personal excess liability insurance policy and are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings and activities.

     Nonemployee directors are participants in our shareholder-approved 2002 Incentive Plan. Under this plan, each nonemployee director is automatically granted an option to purchase 10,000 shares of Common Stock on the date the director first becomes a nonemployee director and each year thereafter while he remains a nonemployee director, in each case at an exercise price per share equal to the fair market value of a share of Common Stock on the date the option was granted. These options become fully exercisable six months following the date of grant.

     Under the 2005 Incentive Plan, which the Board has approved subject to shareholder approval, there is no automatic grant to nonemployee directors of options to purchase shares of Common Stock. Under this plan, the Board may grant nonemployee directors the same types of awards for which our employees are eligible. For a description of our 2005 Incentive Plan, see “Approval of the 2005 Incentive Plan”.

     Under rules adopted by the New York Stock Exchange, our Board of Directors must have a majority of independent directors. A director qualifies as independent only if the Board affirmatively determines that the director has no material relationship with us. In evaluating each director’s independence, the Board considered relationships and transactions between each director, his family members and any business, charity or other entity in which the director has an interest, on the one hand, and us and our senior management, on the other hand. As a result of this review, the Board affirmatively determined that all our directors are independent, except for Messrs. Huff and Collins, both of whom are members of our senior management.

     We have three standing committees of our Board of Directors: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of these committees is independent in accordance with the requirements of the New York Stock Exchange. Our Board has also determined that each member of the Audit Committee meets the independence requirements for service on an audit committee that the SEC has established.

     The Audit Committee, which is comprised of Messrs. Hooker (Chairman), Hughes and Pappas, held eight meetings during 2004. The Board of Directors determined that Mr. Hooker is an audit committee financial expert as defined in the applicable rules of the SEC. For information relating to Mr. Hooker’s background, see his biographical information under “Election of Directors.” The Audit Committee is appointed by our Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, to assist the Board in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independence, qualifications and performance of our independent auditors;

•	the performance of our internal audit functions; and

•	the adequacy of our internal control over financial reporting.

     Our management is responsible for our internal controls and preparing our consolidated financial statements. Our independent auditors are responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and, subject to shareholder ratification, appointing our independent auditors. As stated above and in the Audit Committee Charter, the Audit Committee’s responsibility is one of oversight. The Audit Committee is not providing any expert or special assurance as to Oceaneering’s financial statements or any professional certification as to the independent auditor’s work.

     In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors audit and non-audit fees; reviews and discusses with management (including the senior internal auditor) and the independent auditors the annual report of management regarding our internal control over financial reporting and the independent auditors attestation of that report; recommends to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC; meets independently with our internal auditors, independent auditors and management; and reviews the general scope of our accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, auditor independence issues and the adequacy of the Audit Committee charter. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A and is available on the Corporate Governance page of our Web site (www.oceaneering.com). The report of the Audit Committee is included herein at page 10.

     The Compensation Committee, which is comprised of Messrs. Pappas (Chairman) and DesRoche, held four meetings during 2004. The Compensation Committee is appointed by our Board of Directors to:

•	assist the Board in discharging its responsibilities relating to compensation of our executives and other key employees, including our Chief Executive Officer; and

•	produce an annual report on executive compensation for inclusion in our proxy statement.

     Specific duties and responsibilities of the Compensation Committee include: general oversight of our executive compensation plans and benefit programs; reviewing and approving objectives relevant to the compensation of executives and key employees, including administration of annual bonus plans, long-term incentive plans and supplemental executive retirement plan; approving employment agreements for key executives; evaluating the performance of executives and key employees, including our Chief Executive Officer; recommending to the Board the compensation for the Board and committees of the Board; and annually evaluating its performance and its charter. A copy of the Compensation Committee charter is available on the Corporate Governance page of our Web site (www.oceaneering.com). Any shareholder who so requests may obtain a written copy of the charter from us. The report of the Compensation Committee is included herein at page 17.

     The Nominating and Corporate Governance Committee, which is comprised of Messrs. Hughes (Chairman), DesRoche and Hooker, held three meetings during 2004. The Nominating and Corporate Governance Committee is appointed by our Board of Directors to:

•	identify individuals qualified to become directors of Oceaneering;

•	recommend to our Board of Directors candidates to fill vacancies on our Board or to stand for election to the Board by our shareholders;

•	recommend to our Board a director to serve as Chairman of the Board;

•	recommend to our Board committee assignments for directors;

•	periodically assess the performance of our Board and its committees; and

•	periodically review and assess the adequacy of our corporate governance policies and procedures.

     The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors. Our Board of Directors adopted Corporate Governance Guidelines in March 2004. A copy of this charter and a copy of our Corporate Governance Guidelines are available on the Corporate Governance page of our Web site (www.oceaneering.com). Any shareholder who so requests may obtain a written copy of each of these documents from us.

     The Nominating and Corporate Governance Committee solicits ideas for potential Board candidates from a number of sources, including members of our Board of Directors and our executive officers. The Committee also has authority to select and compensate a third-party search firm to help identify candidates, if it deems it advisable to do so.

     The Nominating and Corporate Governance Committee also considers nominees recommended by shareholders in accordance with our bylaws. In assessing the qualifications of all prospective nominees to the Board, the Nominating and Corporate Governance Committee will consider, in addition to criteria set forth in our bylaws, each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of Oceaneering and its shareholders. Consideration will also be given to the Board’s having an appropriate mix of backgrounds and skills. A shareholder who wishes to recommend a nominee for director should comply with the procedures specified in our bylaws, as well as applicable securities laws and regulations of the New York Stock Exchange. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, whether identified by the Committee or by a shareholder, and will evaluate each of them on the same basis.

     As to each person a shareholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must:

•	include the name, age, business address and principal occupation or employment of that person, the number of shares of Common Stock beneficially owned or owned of record by that person and any other information relating to that person that is required to be disclosed under Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related SEC rules and regulations; and

•	be accompanied by the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected.

     The nomination notice must also include, as to that shareholder and the beneficial owner, if any, of Common Stock on whose behalf the nomination or nominations are being made:

•	the name and address of that shareholder, as they appear on our stock records and the name and address of that beneficial owner;

•	the number of shares of Common Stock which that shareholder and that beneficial owner own beneficially or of record;

•	a description of all arrangements and understandings between that shareholder or that beneficial owner and each proposed nominee of that shareholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that shareholder;

•	a representation by that shareholder that he or she intends to appear in person or by proxy at that meeting to nominate the person(s) named in that nomination notice;

•	a representation as to whether that shareholder or that beneficial owner, if any, intends, or is part of a group, as Rule 13d-5(b) under the Exchange Act uses that term, which intends, (1) to deliver a proxy statement and/or form of proxy to the holders of shares of Common Stock having at least the percentage of the total votes of the holders of all outstanding shares of Common Stock entitled to vote in the election of each proposed nominee of that shareholder which is required to elect that proposed nominee and/or (2) otherwise to solicit proxies in support of the nomination; and

•	any other information relating to that shareholder and that beneficial owner that is required to be disclosed under Section 14 of the Exchange Act and the related SEC rules and regulations. To be timely for consideration at our 2006 Annual Meeting, a shareholder’s nomination notice must be received at our principal executive offices, 11911 FM 529, Houston, Texas 77041-3011, addressed to our Corporate Secretary, no earlier than November 11, 2005 and no later than the close of business on January 10, 2006.

Code of Ethics

     Our Board of Directors adopted a code of ethics that applies to our Chief Executive Officer and Senior Financial Officers and is available on the Corporate Governance page of our Web site (www.oceaneering.com). Any shareholder who so requests may obtain a printed copy of the code of ethics from us. Any change in or waiver of this code of ethics will be disclosed on our Web site.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all our directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act during 2004.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of Oceaneering International, Inc.’s Board of Directors is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable Securities and Exchange Commission rules and New York Stock Exchange listing standards. The Committee met eight times during the year ended December 31, 2004. The Committee reviewed with management and Ernst & Young LLP, Oceaneering’s independent auditors, the interim financial information included in Oceaneering’s quarterly reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004, prior to their being filed with the Securities and Exchange Commission. In addition, the Committee reviewed all of Oceaneering’s earnings releases in 2004 with management and Ernst & Young prior to the public release of those earnings releases.

     The Committee reviewed and discussed with management and Ernst & Young Oceaneering’s consolidated financial statements for the year ended December 31, 2004. Members of management represented to the Committee that Oceaneering’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended. The Committee also reviewed and discussed with management and Ernst & Young management’s report and Ernst & Young’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

     Ernst & Young provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Committee discussed with the independent auditors their independence. The Committee concluded that Ernst & Young’s provision of non-audit services to Oceaneering and its affiliates is compatible with Ernst & Young’s independence.

     Based on the Committee’s discussion with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors, the Committee recommended to Oceaneering’s Board of Directors that Oceaneering’s audited consolidated financial statements as of and for the year ended December 31, 2004 be included in the Form 10-K for the year ended December 31, 2004 filed with the SEC.

Audit Committee David S. Hooker, Chairman D. Michael Hughes Harris J. Pappas

EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the years ended December 31, 2004, 2003 and 2002, with respect to our Chief Executive Officer and our four other most highly compensated executive officers that served as such during the year ended December 31, 2004.

Summary Compensation Table

				Long-Term Compensation
				Awards		Payouts
					Securities
					Underlying	LTIP	All Other

	Annual Compensation (1)			Restricted	Options	Payouts	Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	(#)	($)(3)	($)(4)

John R. Huff	2004	650,000	500,000	0	12,500	2,477,978	390,000
Chairman and	2003	577,500	0	0	50,000	1,840,480	346,500
Chief Executive Officer	2002	530,000	650,000	(2)	50,000	1,631,776	318,000

T. Jay Collins	2004	310,000	250,000	0	7,500	1,307,065	155,000
President and	2003	292,500	0	0	30,000	879,308	146,250
Chief Operating Officer	2002	285,000	350,000	(2)	30,000	774,311	142,500

Marvin J. Migura	2004	238,330	230,000	0	5,000	642,640	95,330
Senior Vice President and	2003	225,000	0	0	20,000	439,654	90,000
Chief Financial Officer	2002	220,000	230,000	(2)	20,000	387,156	88,000

M. Kevin McEvoy	2004	243,330	220,000	0	5,000	653,533	97,330
Senior Vice President	2003	227,500	0	0	20,000	449,961	91,000
	2002	220,000	200,000	(2)	20,000	409,508	88,000

George R. Haubenreich, Jr.	2004	233,330	200,000	0	5,000	642,640	93,330
Senior Vice President, General	2003	220,000	0	0	20,000	439,654	88,000
Counsel and Secretary	2002	215,000	200,000	(2)	20,000	387,156	86,000

(1)	Includes salary earned in a fiscal period, whether or not deferred. Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any named executive officer.

(2)	No restricted stock or stock unit awards were made in 2004 or 2003. The following table sets forth, as of December 31, 2004, the total number and value (based on the closing market price of our Common Stock on December 31, 2004 of $37.32 per share) of the long-term incentive restricted stock and stock unit holdings that have not vested under restricted stock and stock unit awards granted in 2002 and earlier, as well as the scheduled vesting of these shares and units as of December 31 of the years indicated:

								Value of
							Total	Unvested at
							Number of	December
	2005	2006	2007	2008	2009	2010	Shares/Units	31, 2004 ($)

Mr. Huff	41,000	36,500	24,000	24,000	16,000	8,000	149,500	5,579,340
Mr. Collins	24,000	24,000	18,000	18,000	12,000	6,000	102,000	3,806,640
Mr. Migura	11,600	11,400	8,400	8,400	5,600	2,800	48,200	1,798,824
Mr. McEvoy	12,000	12,000	9,000	9,000	6,000	3,000	51,000	1,903,320
Mr. Haubenreich	11,600	11,400	8,400	8,400	5,600	2,800	48,200	1,798,824

No shares are issued or outstanding and no dividends are paid with respect to the stock units granted in 2002, until a vesting of a restricted stock unit occurs, at which time we will issue a share of Common Stock for each stock unit that is vested. The shares of restricted stock granted prior to 2002 are issued and outstanding and dividends, if any, are earned on the restricted shares. The value of such stock for which restrictions were lifted and the related tax-assistance payments in 2004, 2003 and 2002 are included in the LTIP payout columns in the table. For additional information relating to these long-term incentives, see “Board Compensation Committee Report on Executive Compensation — Long-Term Incentives Awards.”

(3)	Amounts represent the aggregate value of long-term incentive restricted stock for which restrictions were lifted and the related tax-assistance payments.

(4)	Amounts represent accruals made for each executive under a nonqualified supplemental executive retirement plan, which are subject to vesting over a three-year period.

The following table provides information concerning each stock option exercised during the year ended December 31, 2004 by each of the named executive officers and the value of unexercised options held by those officers at December 31, 2004.

Aggregated Option Exercises in the Last Fiscal Year
and FY-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options at		In-the-Money Options at
	Shares Acquired on		December 31, 2004		December 31, 2004 ($)
Name	Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Huff	50,000	927,810	125,600	50,000	1,803,153	518,750

T. Jay Collins	97,500	1,373,050	0	30,000	0	311,250

Marvin J. Migura	40,000	625,500	25,000	20,000	330,900	207,500

M. Kevin McEvoy	10,000	217,100	45,000	20,000	602,300	207,500

George R. Haubenreich, Jr.	39,500	616,475	25,000	20,000	330,900	207,500

     The following table provides information concerning grants of stock options made to the named executive officers during the fiscal year ended December 31, 2004.

Option Grants in the Last Fiscal Year

	Individual Grants (1)				Potential Realizable
	Number of				Value at Assumed Annual
	Securities	% of Total Options			Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for Option
	Options	Employees in Fiscal	Price	Expiration	Term (2)
Name	Granted (#)	Year	($/Sh)	Date	5% ($)	10% ($)
John R. Huff	12,500	3.9	37.27	12/26/09	128,713	284,421

T. Jay Collins	7,500	2.3	37.27	12/26/09	77,228	170,653

Marvin J. Migura	5,000	1.6	37.27	12/26/09	51,485	113,769

M. Kevin McEvoy	5,000	1.6	37.27	12/26/09	56,485	113,769

George R. Haubenreich, Jr.	5,000	1.6	37.27	12/26/09	51,485	113,769

(1)	Stock options have exercise prices equal to the fair market value of a share of Common Stock at the date of award and become exercisable six months after the date of award. Options generally expire at the earliest of five years after the date of the award, one year after the optionee’s death, disability or retirement, or at the time of the optionee’s termination of employment.

(2)	The amounts shown as potentially realizable values are based on arbitrarily assumed rates of stock price appreciation of five percent and ten percent over the full term of the options, as required by applicable SEC regulations. The actual value of the option grants depends on future performance of the Common Stock and overall market conditions. There is no assurance that the values reflected in this table will be achieved.

Executive Employment Agreement and Change of Control Agreements

     In November 2001, Oceaneering entered into a Service Agreement (the “Service Agreement”) with Mr. Huff, which replaced his prior employment agreement. As did the prior employment agreement, the Service Agreement provides medical coverage on an after-tax basis to Mr. Huff, his spouse and children during his employment with Oceaneering and, under certain circumstances, thereafter for their lives. The Service Agreement provides for a specific employment period through August 15, 2006, followed by a specific service period ending no later than August 15, 2011, during which time Mr. Huff, acting as an independent contractor, will serve as nonexecutive Chairman of our Board of Directors if the Board requests that he serve in such capacity.

     During the employment period under the Service Agreement, Mr. Huff’s compensation consists of an annual base salary, contributions by Oceaneering into its supplemental executive retirement plan, an annual bonus and an aggregate long-term incentive opportunity no less than that existing at the commencement of the Service Agreement, as may be subsequently increased, and certain perquisites and administrative assistance. If his employment is terminated during his employment period by Oceaneering for cause or by him for other than good reason, as defined below, no salary or benefits not previously vested will be payable to him under the Service Agreement. If Mr. Huff’s employment is terminated by Oceaneering for reasons other than cause, by Mr. Huff for good reason or by reason of Mr. Huff’s death or disability:

•	Mr. Huff will be entitled to receive a termination package consisting of: (1) an amount equaling his highest rate of annual base salary during his employment with Oceaneering multiplied by the sum of ten and the number of years then remaining in the unexpired portion of his employment period; (2) an amount equal to the value of the maximum award he would have been eligible to receive under the then-current fiscal year bonus plan; and (3) an amount equal to the maximum percentage of his annual base salary contributed by Oceaneering for him in its supplemental executive retirement plan for the then-current year multiplied by his highest annual rate of base salary;

•	all of Mr. Huff’s then outstanding stock options will immediately vest and become exercisable or he may elect to be paid an amount equal to the spread between the exercise price and the higher market value for the shares of Common Stock underlying those options;

•	Mr. Huff’s benefits under all compensation plans, including restricted stock and stock unit agreements, will become payable to him as if all contingencies for payment and maximum level of performance have been met;

•	Mr. Huff will receive benefits under all other plans he participates in for three years; and

•	Mr. Huff will be entitled to receive certain perquisites and administrative assistance for ten years from the date of any such termination.

     As defined in the Service Agreement, good reason for Mr. Huff to terminate includes: any adverse change in status, title, duties or responsibilities; any reduction in annual base salary, supplemental executive retirement plan contribution level by Oceaneering, annual bonus opportunity or aggregate long-term compensation, all as subsequently may be increased; any relocation; the failure of a successor to assume the Service Agreement; any prohibition by Oceaneering against Mr. Huff’s engaging in outside activities permitted by the Service Agreement; any purported termination by Oceaneering that does not comply with the terms of the Service Agreement; and default by Oceaneering in the performance of its obligations under the Service Agreement.

     Following the completion of Mr. Huff’s employment period, Oceaneering may request that he serve as nonexecutive Chairman of the Board during the service period, and if he refuses to serve and Oceaneering is fulfilling its obligations under the Service Agreement, no salary or benefits not previously vested as of the time of his refusal will be payable to him under the Service Agreement. If Mr. Huff is not requested to serve as nonexecutive Chairman of the Board or his service as nonexecutive Chairman of the Board terminates for any reason other than his refusal to serve, including by reason of his death or disability, or the failure of Oceaneering to fulfill its obligations under the Service Agreement, he will be entitled to receive the termination package described above, except that an amount equal to the highest annual rate of base salary earned during the employment period would be paid to him over ten years (rather than in a lump sum); provided that, in the event of his subsequent death or a subsequent change of control, as defined below, the aggregate amount of all such payments would be accelerated and immediately payable. During Mr. Huff’s service as nonexecutive Chairman of the Board, if any, his annual rate of compensation would be equal to 50% of his highest annual base salary during the employment period. Moreover, throughout the service period, Mr. Huff would continue to receive certain perquisites and administrative assistance, and he would continue to participate in plans he participated in as of August 15, 2006; however, he would not be eligible for subsequent grants or contributions made under any such plan after that date.

     In November 2001, Oceaneering entered into Change of Control Agreements (each, a “Change of Control Agreement”) with Mr. Huff and other executives, including each of the executive officers listed in the Summary Compensation Table, replacing each of their respective prior senior executive severance agreements and, in the case of Mr. Huff, also replacing his prior supplemental senior executive severance agreement. These Change of Control Agreements entitle the individual to receive a severance package, described below, in the event of the occurrence of both a change of control and a termination of his employment by Oceaneering without cause or by the executive for good reason (defined using substantially the same definition as in Mr. Huff’s Service Agreement) during a period of time beginning a year prior to the occurrence or, in some cases, the contemplation by the Board of a change in control (the “Effective Date”) and ending two years following the Effective Date. While Mr. Huff is nonexecutive Chairman of the Board, a termination of his service for any reason other than his refusal to serve as nonexecutive Chairman of the Board could also entitle Mr. Huff to a severance package. For purposes of the Change of Control Agreements and the Service Agreement, a change of control is defined as occurring if:

•	any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Oceaneering representing 20% or more of the combined voting power of Oceaneering’s outstanding voting securities, other than through the purchase of voting securities directly from a private placement by Oceaneering;

•	the current members of our Board, or subsequent members approved by at least two-thirds of the current members, no longer comprise a majority of our Board;

•	Oceaneering is merged or consolidated with another corporation or entity, and Oceaneering’s shareholders own less than 60% of the outstanding voting securities of the surviving or resulting corporation or entity;

•	a tender offer or exchange offer is made and consummated by a person other than Oceaneering for the ownership of 20% or more of Oceaneering’s voting securities; or

•	there has been a disposition of all or substantially all of Oceaneering’s assets.

     The severance package provided for in each such executive’s Change of Control Agreement consists of an amount equal to three times the sum of:

•	the executive’s highest annual rate of base salary during the then-current year or any of the three years preceding termination;

•	an amount equal to the maximum award the executive is eligible to receive under the then-current fiscal year bonus plan; and

•	an amount equal to the maximum percentage of the executive’s annual base salary contributed by Oceaneering for him in the supplemental executive retirement plan for the then-current year multiplied by the executive’s highest annual rate of base salary.

     A minimum aggregate amount payable for these items is stated in each such executive’s agreement, which amount was calculated using the year-end December 31, 2001 amounts for each component. This calculated minimum amount for Mr. Huff is applicable for any termination occurring during his service as nonexecutive Chairman of the Board.

     The severance package also would provide that, for each applicable individual:

•	all outstanding stock options immediately vest and become exercisable or the individual may elect to be paid an amount equal to the spread between the exercise price and the higher market value for the shares of Common Stock underlying those options;

•	the benefits under all compensation plans, including restricted stock agreements and restricted stock unit agreements, will be paid as if all contingencies for payment and maximum levels of performance have been met; and

•	the applicable individual will receive benefits under all other plans he then participates in for three years.

     Any payment of the Change of Control severance package to Mr. Huff would not reduce any benefits or compensation due Mr. Huff under the Service Agreement; provided, however, that the above-mentioned benefits regarding stock options, benefits under compensation plans and other benefits payable for three years are not provided under the Change of Control Agreement to Mr. Huff to the extent they are duplicative of benefits provided to him under his Service Agreement.

     The Change of Control Agreements and Mr. Huff’s Service Agreement provide that if any payments made thereunder would cause the recipient to be liable for an excise tax because the payment is a “parachute payment” (as defined in the Internal Revenue Code), then Oceaneering will pay the individual an additional amount to make the individual whole with respect to that tax liability.

Long-Term Incentive Plans and Retirement Plans

     Equity Compensation Plan Information

     The following presents equity compensation plan information as of December 31, 2004:

			Number of
			securities
			remaining available
			for future issuance
			under equity
	Number of securities		compensation plans
	to be issued upon	Weighted-average	(excluding
	exercise of	exercise price of	securities
	outstanding options,	outstanding options,	reflected in first
Plan Category	warrants and rights	warrants and rights	column)

Equity compensation plans approved by security holders	530,850	$25.17	595,900

Equity compensation plans not approved by security holders	978,200	$26.89	826,690

Total	1,509,050	$26.28	1,422,590

     At December 31, 2004, there were: (1) 826,690 shares of Common Stock under equity compensation plans not approved by security holders available for grant, in the form of stock options, stock appreciation rights or stock awards; and (2) 595,900 shares of Common Stock under equity compensation plans approved by security holders available for grant, in the form of stock options, stock appreciation rights or stock awards, subject to no more than a remaining 2,000 shares being used for awards other than stock options or stock appreciation rights to employees.

     Under our 2002 Incentive Plan and 2002 Non-Executive Incentive Plan (the “Incentive Plans”), totals of 1,325,000 and 2,500,000 shares of Common Stock, respectively, were made available for awards to employees and other persons (excluding (1) nonemployee directors (except with respect to automatic grants as described below), and (2) executive officers, in the case of the 2002 Non-Executive Incentive Plan, which is not a shareholder-approved plan) having an important business relationship or affiliation with us. Under the shareholder-approved 2002 Incentive Plan, each of our directors is automatically granted an option to purchase 10,000 shares of our common stock on the date the director becomes a nonemployee director and each year thereafter at an exercise price per share equal to the fair market value of a share of our common stock on the date the option was granted. These options granted to nonemployee directors become fully exercisable six months following the date of grant.

     The Incentive Plans are administered by the Compensation Committee, which determines the type or types of award(s) to be made to each participant and sets forth in the related award agreement the terms, conditions and limitations applicable to each award. The Compensation Committee may grant stock options, stock appreciation rights and stock and cash awards. Options outstanding under the Incentive Plans and prior plans vest over a six- month, a three- or four-year period and are exercisable over a period of four, five or ten years after the date of grant or five years after the date of vesting. Under the Incentive Plans, a stock option must have a term not exceeding five years from the date of grant and must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant. The Compensation Committee may not: (1) grant, in exchange for a stock option, a new stock option having a lower exercise price; or (2) reduce the exercise price of a stock option.

     For a description of our 2005 Incentive Plan, see “Approval of 2005 Incentive Plan”.

     Retirement Plan Information

     We also maintain a 401(k) Plan and a Supplemental Executive Retirement Plan. All employees of Oceaneering and its United States subsidiaries who meet the eligibility requirements may participate in our 401(k) Plan. Certain key management employees and executives of Oceaneering and its subsidiaries, as approved by the Compensation Committee, are eligible to participate in our Supplemental Executive Retirement Plan.

     Under our 401(k) Plan, and subject to limitations provided for in the plan, each participant directs us to defer between 1% and 80% of the participant’s base pay and contribute the deferred compensation to the 401(k) Plan, with such contributions being invested in shares of Common Stock, mutual funds and guaranteed investments. A participant’s deferred compensation contributed to the plan is fully vested. Our contributions to this plan become vested to the participant in percentage increments over a six-year period, commencing with the participant’s date of employment, provided that the participant remains employed by us. We are currently contributing shares of Common Stock in an amount equal to 100% of the deferred compensation of each participant, up to the first 6% of the participant’s base pay deferred. During the year ended December 31, 2004, none of the executive officers listed in the Summary Compensation Table made contributions to the 401(k) Plan.

     As of each July 1, the Compensation Committee may establish an amount to be accrued subject to vesting under our Supplemental Executive Retirement Plan for the following 12-month period (each, a “Plan Year”) as it determines in its discretion, and the amounts accrued may be different for each participant. A participant may elect to defer a portion of base salary and annual bonus for accrual pursuant to the Supplemental Executive Retirement Plan, which amounts are vested. We do not maintain a separate fund for our Supplemental Executive Retirement Plan. Amounts accrued under our Supplemental Executive Retirement Plan are adjusted for earnings and losses as if they were invested in one or more investment vehicles selected by the participant from those designated as alternatives by the Compensation Committee. The account balances that are subject to vesting vest in one-third increments on the close of the first, second and third years of continuous employment, beginning with and including July 1 of the Plan Year with respect to which they are accrued. These account balances vest in any event upon the first to occur of ten years of continuous employment after becoming a participant, the date that the sum of the participants’ attained ages and years of participation equals 65, termination of employment by reason of death or disability or within two years of a change of control, or termination of the plan. A participant’s interest in the plan is generally distributable upon termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Oceaneering’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”). Each member of the Committee is an independent director, in accordance with the applicable rules of the New York Stock Exchange. The Committee is dedicated to maintaining a strong, positive link between the development and attainment of strategic goals that enhance shareholder value and the compensation and benefit programs needed to achieve those goals.

Overall Executive Compensation Policy

     Oceaneering’s policy is designed to facilitate its mission of increasing the net wealth of its shareholders by:

•	attracting, rewarding and retaining highly qualified and productive individuals;

•	setting compensation levels that are externally competitive and internally equitable;

•	interrelating annual executive compensation with the results of individual performance, the individual’s profit center performance and overall Oceaneering performance; and

•	motivating executives and key employees toward achieving long-term strategic results by aligning employee and shareholder interests through the increased value of Oceaneering’s Common Stock.

     There are three major components of Oceaneering’s executive compensation program: Base Salary; Annual Bonus Plan Awards; and Long-Term Incentive Awards, which in the past have included stock options and performance-based restricted stock and unit awards. The Committee considers all elements of compensation when determining individual components. In 2004, the Committee reviewed all these elements of compensation for executive officers with an outside compensation consultant engaged by the Committee and the Committee determined the total compensation for Oceaneering’s executive officers in the aggregate was reasonable and not excessive.

Base Salary

     The Committee believes a competitive salary is essential to support management development and career orientation of executives. The Committee reviews annually the salary of Oceaneering’s executive officers. In determining appropriate salary levels, the Committee considers level and scope of responsibility and accountability, experience, individual performance contributions, internal equity and market comparisons. The Committee does not assign specific weightings to these criteria. However, the Committee manages base salaries for the executive group in a manner that emphasizes incentive compensation.

Annual Bonus Plan Awards

     The Committee administers an annual cash incentive bonus award plan to reward executive officers and other key employees of Oceaneering based on individual performance and the achievement of specific financial and operational goals determined for the year. The award interrelates individual performance, an individual’s profit center income for the year compared to planned amount, and Oceaneering’s net income for the year compared to planned amount. For 2004, the maximum annual bonus award eligibility established for executive officers was within a range of 40% to 125% of base salary.

Long-Term Incentive Awards

     Long-term incentive awards under Oceaneering’s Long-Term Incentive Plans are designed to create a mutuality of interest between executive officers (and other key employees) and shareholders through stock ownership and other incentive awards.

     To achieve these objectives, the Committee granted restricted Common Stock Units to executive officers and other key employees of Oceaneering in 2002. There were no similar grants in 2003 or 2004. The awards made in 2002 are subject to earning requirements during the three-year performance period and subsequent vesting requirements. At the time of vesting of a restricted Common Stock Unit, the participant will be issued a share of Common Stock for each Common Stock Unit vested. Up to one-third of the total grant may be earned each year, depending on Oceaneering’s cumulative Common Stock performance from July 12, 2002 as compared with the cumulative common stock performance of the peer group specified in the Performance Graph of this Proxy Statement from that date, with any amount earned subject to vesting in five equal installments over five years, conditional upon continued employment. If the performance of Oceaneering’s Common Stock is less than 50% of the average of the performance of the common stock of the peer group, no shares of restricted stock are earned. If the performance of Oceaneering’s Common Stock is 50% to 87.5% or greater than the average of the performance of the peer group, the amount of restricted stock earned will range from 16% to 100% of the maximum achievable for that period. At the time of each vesting, the participant receives a tax assistance payment. At the end of 2004, two-thirds of this grant was earned and one-fifteenth was vested.

     The Committee also awards stock options to a broad group of executives and key employees. Stock option grants were made in 2004 to all the executive officers listed in the Summary Compensation Table.

Compensation of Chief Executive Officer

     John R. Huff has been Chief Executive Officer of Oceaneering since August 1986 and Chairman of the Board since 1990. His compensation package has been designed to encourage the enhancement of shareholder value. Mr. Huff’s compensation for 2004 included the same components and methodology of salary and variable compensation as apply to other executive officers, with regard to his high level of accountability. A substantial portion of his compensation is at risk in the form of performance bonuses and stock awards. During 2004, Mr. Huff’s base annual salary was increased by $75,000 to $700,000, he received an annual bonus of $500,000 and he was granted stock options for 12,500 shares of Oceaneering Common Stock. Mr. Huff’s compensation reflects the Committee’s assessment of Oceaneering’s financial performance compared to other oilfield service companies during the relevant periods, including with respect to his annual bonus for 2004, Oceaneering’s record earnings in 2004, Mr. Huff’s leadership and significant personal contribution to Oceaneering’s business and compensation data of competitive companies.

Compliance With Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. Oceaneering had no nondeductible compensation expense for 2004. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with Oceaneering’s compensation objectives.

Compensation Committee Harris J. Pappas, Chairman Jerold J. DesRoche

Performance Graph

     The following graph compares our total shareholder return to the Standard & Poor’s 500 Stock Index (“S&P 500”), the weighted average return generated by a peer group from March 31, 2000 through December 31, 2004. The peer group companies for this performance graph are Global Industries, Ltd., Halliburton Company, McDermott International, Inc., Cal Dive International, Inc., Offshore Logistics, Inc., Stolt Offshore S.A. and Tidewater, Inc.

     It is assumed in the graphs that: (1) $100 was invested in Oceaneering’s Common Stock, the S&P 500 and the Peer Group on March 31, 2000; (2) the peer group investment is weighted based on the market capitalization of each individual company within the peer group at the beginning of each period; and (3) any dividends are reinvested. We have not declared any dividends during the period covered by the graph. The shareholder return shown is not necessarily indicative of future performance.

Comparison of Cumulative Shareholder Return for Oceaneering, S&P 500 and a Selected Peer Group

	3/31/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Oceaneering	100.00	103.67	117.97	131.95	149.33	199.04

S&P 500	100.00	88.86	78.30	60.99	78.49	87.03

Peer Group	100.00	95.14	46.44	53.14	71.29	108.14

Certain Relationships and Related Transactions

     Except as set forth in this Proxy Statement, no director or executive officer of Oceaneering or nominee for election as a director of Oceaneering, or holder of more than 5% of the outstanding shares of Common Stock, and no member of the immediate family of any such director, nominee, officer or security holder, to our knowledge, had any material interest in any transaction during the year ended December 31, 2004, or in any currently proposed transaction, to which Oceaneering or any subsidiary of Oceaneering was or is a party in which the amount involved exceeds $60,000.

     No director or executive officer of Oceaneering who has served in such capacity since January 1, 2004 or any associate of any such director or officer, to the knowledge of the executive officers of Oceaneering, has any material interest in any matter proposed to be acted on at the 2005 Annual Meeting of Shareholders, other than as described in this Proxy Statement.

APPROVAL OF THE 2005 INCENTIVE PLAN

Proposal 2

     Our Board of Directors adopted the 2005 Incentive Plan of Oceaneering International, Inc. (the “2005 Incentive Plan”) effective March 14, 2005, subject to the approval of our shareholders at the 2005 Annual Meeting. The Board of Directors believes the 2005 Incentive Plan will be important in achieving the benefits arising from ownership of shares of Common Stock by corporate officers, directors and key employees of Oceaneering and its subsidiaries. The 2005 Incentive Plan is an important part of the compensation program for those eligible persons and we believe it will help us attract and retain the best available personnel. Share ownership through the 2005 Incentive Plan will encourage their sense of proprietorship and create additional incentives to use their best efforts to achieve our long-term success. The following description of the 2005 Incentive Plan is a summary of various provisions and is qualified in its entirety by reference to the 2005 Incentive Plan, which is attached to this Proxy Statement as Appendix B.

Summary of the 2005 Incentive Plan

     The 2005 Incentive Plan is designed to help us attract and retain officers, directors and key employees, to encourage the sense of proprietorship of those persons in our company and to stimulate the active interest of those persons in the development and financial success of Oceaneering and its subsidiaries. With respect to employee awards, the 2005 Incentive Plan is administered by the Compensation Committee of our Board of Directors. With respect to awards to our nonemployee directors, the 2005 Incentive Plan is administered by our full Board of Directors and any power granted to the Compensation Committee with respect to employee awards is reserved to the Board of Directors in the context of director awards. The 2005 Incentive Plan provides for various types of awards to be granted to participants. Under the 2005 Incentive Plan, options to purchase shares of Common Stock and stock appreciation rights with fixed or variable exercise prices may be granted, but per share exercise prices can be no less than the fair market value per share of our Common Stock on the date of grant. In addition, the 2005 Incentive Plan permits grants of shares of Common Stock or of rights to receive shares of Common Stock, or their cash equivalent or a combination of both, including restricted, unrestricted, performance and phantom stock, on such terms as the Compensation Committee or Board may determine. The 2005 Incentive Plan also provides for cash bonus awards based on objective performance goals pre-established by the Compensation Committee. Options and stock appreciation rights must have fixed terms no longer than seven years; restricted stock, whether or not performance-based, must be restricted for at least one year; outright unrestricted stock grants must be in lieu of salary or bonus; and earlier vesting of stock awards is limited to death, disability, retirement or change-of-control events. Shares reserved for issuance under the 2005 Incentive Plan can be used as the form of payment for any other compensation payable by us.

     Shares Reserved. The 2005 Incentive Plan currently provides for a maximum of 1,200,000 shares of Common Stock as to which awards may be granted (of which 600,000 were authorized for awards other than options or stock appreciation rights and 600,000 were authorized for incentive stock options), plus shares forfeited under the Oceaneering 2002 Incentive Plan and the 2002 Non-Executive Incentive Plan. Effective March 14, 2005, no further awards shall be made under the 2002 Incentive Plan and the 2002 Non-Executive Incentive Plan. For additional information on awards made and shares reserved under all our equity compensation plans, see “Equity Compensation Plan Information” on page 15.

     In order to address potential shareholder concerns regarding the number of options, stock appreciation rights or stock awards we intend to grant in a given year, the Board of Directors commits to our shareholders that for the next three fiscal years (commencing on January 1, 2005) it will not grant a number of shares subject to options, stock appreciation rights or stock awards to employees or nonemployee directors (whether under the 2005 Incentive Plan or other plans, whether or not approved by shareholders) greater than an average of 2% of the number of shares of our Common Stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, stock awards will count as equivalent to (1) 1.5 option shares, if our annual stock price volatility is 53% or higher, (2) two option shares if our annual stock price volatility is between 25% and 52%, and (3) four option shares if our annual stock price volatility is less than 25%.

     Selection of Participants. The Compensation Committee selects the employee participants and determines the number and type of awards to be granted to each such participant, and the full Board of Directors makes the same determinations with respect to nonemployee directors. Participants who may be granted awards under the 2005 Incentive Plan include any officer or employee of Oceaneering or any of its subsidiaries, and any nonemployee director of Oceaneering. As of December 31, 2004, Oceaneering had approximately 5,100 employees, including six executive officers, and four nonemployee directors.

     Awards may be granted as alternatives to or in replacement of (1) awards outstanding under the 2005 Incentive Plan or any other plan or arrangement of Oceaneering or any of its subsidiaries, or (2) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by Oceaneering or any of its subsidiaries; provided, however, that except for adjustments to account for a corporate transaction as described below, the grant price of any option or stock appreciation right shall not be decreased, including by means of issuance of a substitute option or stock appreciation right with a lower grant price. The Compensation Committee or the Board may permit or require the deferral of any award payment, subject to any rules and procedures it may establish, and may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting those credits into deferred share equivalents.

     Stock Options. The Compensation Committee determines, in connection with each option granted to officers and employees, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of Common Stock or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended, (the “Code”) or a nonqualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2005 Incentive Plan. The term of an option shall not exceed seven years from the date of grant. The full Board of Directors makes the same determinations with respect to options granted to nonemployee directors.

     Stock Appreciation Rights. The Compensation Committee is authorized to grant stock appreciation rights, or SARs, to officers and employees and the full Board of Directors may grant SARs to nonemployee directors. Every SAR entitles the participant, upon exercise of the SAR, to receive in cash or shares of Common Stock a value equal to the excess of the market value of a specified number of shares of Common Stock at the time of exercise, over the exercise price established by the Compensation Committee or Board of Directors, as applicable. The term of a SAR will not exceed seven years from the date of grant. A SAR may be granted in tandem with an option, subject to such terms and restrictions as established by the Compensation Committee or Board of Directors, as applicable.

     Stock Awards and Cash Awards. The 2005 Incentive Plan authorizes the Compensation Committee to grant officers and employees stock awards consisting of shares of Common Stock or of a right to receive shares of Common Stock, or their cash equivalent or a combination of both, in the future and cash bonuses payable solely on account of the attainment of one or more objective performance goals that have been pre-established by the Compensation Committee, and the Board of Directors is authorized to make such grants to nonemployee directors. Such awards may be subject to such terms and conditions, restrictions and contingencies, not inconsistent with the 2005 Incentive Plan, as may be determined by the Compensation Committee or Board of Directors, as applicable. Among other things, stock awards can be, and cash bonuses that qualify as cash awards under the 2005 Incentive Plan must be, conditioned on the achievement of single or multiple performance goals.

     Award Limits. Under the 2005 Incentive Plan, no participant may be granted, in any one-year period, options or SARs that are exercisable for more than 500,000 shares of Common Stock, stock awards covering more than 500,000 shares of Common Stock, or cash awards having a value greater than $5,000,000.

     Performance Awards. Any award available under the 2005 Incentive Plan may be made as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and will be subject to such terms, conditions and restrictions as the Compensation Committee (or the Board of Directors with respect to nonemployee director awards,) or its delegate will determine. Performance awards granted under the 2005 Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on changes or maintenance relative to stated values, and may be based on any one or more of the following measures: revenue, cash flow, net income, stock price, credit rating, market share, earnings per share, or return on equity; controlling or reducing various costs of doing business; and maintaining appropriate levels of debt and interest expense. Unless otherwise stated, such a performance goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

     Cash awards, as well as the above-mentioned performance measures for stock awards and cash awards, are included in the 2005 Incentive Plan to enable the Compensation Committee to make awards that qualify as qualified performance-based compensation under Code Section 162(m). The Compensation Committee can satisfy such requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by our shareholders. Although the Compensation Committee does not have to include such provisions in stock awards or cash bonuses, the inclusion of such provisions and compliance with certain other requirements of Section 162(m) would enable us to take a tax deduction for such compensation that we might not otherwise be able to take.

     Director Awards. The Board of Directors may grant nonemployee directors of Oceaneering awards in accordance with the same terms governing all other awards under the 2005 Incentive Plan.

     Adjustments. In the event of a specified type of corporate transaction involving Oceaneering (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include adjustment of:

•	the number and kind of shares which may be issued or delivered under the 2005 Incentive Plan;

•	the number and kind of shares subject to outstanding awards; and

•	the exercise price of outstanding options and SARs; as well as any other adjustments that the Compensation Committee determines to be equitable.

     Duration; Plan Amendments. The 2005 Incentive Plan has a term of ten years from the date of shareholder approval. The Board of Directors may at any time amend, suspend or terminate the 2005 Incentive Plan, but in doing so cannot adversely affect any outstanding award without the grantee’s written consent or make any amendment without shareholder approval, to the extent such shareholder approval is required by applicable law or the exchange upon which the shares are traded. The Compensation Committee is authorized to make certain amendments that are needed to meet legal requirements or that are not material.

Certain Federal Income Tax Consequences of Awards Under the 2005 Incentive-Plan

     The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, nonqualified stock options, SARs, stock awards and cash awards under the 2005 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations, which may apply based on the circumstances of a particular participant under the 2005 Incentive Plan.

     Options. Some of the options issuable under the 2005 Incentive Plan may constitute “incentive stock options” within the meaning of Code Section 422, while other options granted under the 2005 Incentive Plan will be nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. Upon grant of either form of option, the optionee will not recognize income for tax purposes and Oceaneering will not receive any deduction. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares of Common Stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as mid-term or long-term capital gain, depending on the actual holding period from the exercise date. In contrast, on the exercise of a nonqualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to Oceaneering on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding period expires), whereas on exercise of a nonqualified stock option, Oceaneering is entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An option exercised more than three months after an optionee’s termination of employment other than upon death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option instead.

     Stock Appreciation Rights. The amount of any cash or the fair market value of any shares of Common Stock received by the holder upon the exercise of SARs under the 2005 Incentive Plan will be subject to ordinary income tax in the year of receipt, and Oceaneering will be entitled to a deduction for that amount.

     Stock Awards. A grant of shares of Common Stock or a cash equivalent that is not subject to vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. Oceaneering would be entitled to a corresponding deduction at that time for the amount included in the recipient’s income.

     Generally, a grant of shares of Common Stock under the 2005 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to Oceaneering in the year of grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions terminate on the date or dates those restrictions terminate. Any recipient, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided the recipient makes the election pursuant to Code Section 83(b) within 30 days after the date of grant. In any case, Oceaneering will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient’s income in the year in which that amount is so included.

     Cash Awards. Cash awards under the 2005 Incentive Plan are taxable income to the recipient for federal income tax purposes at the time of payment. The recipient will have compensation income equal to the amount of cash paid, and Oceaneering will have a corresponding deduction for federal income tax purposes.

     Other. In general, a federal income tax deduction is allowed to Oceaneering in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2005 Incentive Plan, provided that:

•	such amount constitutes an ordinary and necessary business expense;

•	such amount is reasonable; and

•	the qualified performance-based compensation requirements of Code Section 162(m) are satisfied.

     A participant’s tax basis in vested shares of Common Stock purchased under the 2005 Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins just after the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term, mid-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

     Section 409A. On October 22, 2004, President Bush signed the American Jobs Creation Act of 2004. The Jobs Creation Act dramatically alters the tax law relating to nonqualified deferred compensation arrangements, through the creation of the new Code Section 409A, and imposes significant penalties for noncompliance. Specifically, if the deferred compensation arrangement does not comply with the Jobs Creation Act, deferred amounts will be taxed currently at the participant’s marginal rate, interest is assessed at the underpayment rate established by the IRS plus 1%, measured from the later of the deferral date or vesting date, and a penalty is assessed equal to 20% of the taxable amount of compensation. In accordance with recent IRS guidance interpreting the Jobs Creation Act, the 2005 Incentive Plan will be administered in a manner that is in good faith compliance with Section 409A. The Board of Directors intends that any awards under the 2005 Incentive Plan satisfy the applicable requirements of Section 409A.

Awards Granted Under the 2005 Incentive Plan

     It is not possible to state the individuals who will receive grants of options to purchase shares of Common Stock under the 2005 Incentive Plan in the future, or the amount of options that will be granted under the 2005 Incentive Plan. Please see the table captioned “Option Grants in the Last Fiscal Year” under “Executive Compensation” above for information regarding options granted under existing incentive plans to the named executive officers during the year ended December 31, 2004.

Vote Required and Board Recommendation

     In accordance with our bylaws, the adoption of the proposal to approve the 2005 Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on this proposal at the 2005 Annual Meeting. Because abstentions are counted as present for purposes of the vote on this proposal but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the vote.

          The Board of Directors urges the shareholders to vote FOR approval of the 2005 Incentive Plan. The persons named in the accompanying proxy intend to vote such proxy FOR approval of the 2005 Incentive Plan, unless a contrary choice is set forth thereon or unless an abstention or broker “non-vote” is indicated thereon.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Proposal 3

     Subject to ratification by the shareholders, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, as independent auditors of Oceaneering for the year ending December 31, 2005. Representatives of Ernst & Young LLP will be present at the meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

     In accordance with our bylaws, the approval of the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2005 requires the affirmative vote of a majority of the shares of Common Stock voted on this proposal at the meeting. Accordingly, abstentions and broker “non-votes” marked on proxy cards will not be included in the tabulation of votes cast on this proposal.

     The persons named in the accompanying proxy intend to vote such proxy in favor of the ratification of the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the fiscal year ending December 31, 2005, unless a contrary choice is set forth thereon or unless an abstention or broker “non-vote” is indicated thereon.

Fees Incurred by Oceaneering for Ernst & Young LLP

     The following table shows the fees incurred by Oceaneering for the audit and other services provided by Ernst & Young LLP for 2004 and 2003.

	2004	2003
Audit Fees (1)	$961,000	$592,500
Audit-Related Fees (2)	348,000	64,500
Tax Fees (3)	60,000	84,500
All Other Fees (4)	6,000	0

Total	$1,375,000	$741,500

(1)	Audit Fees represent fees for professional services provided in connection with; (a) the audit of our financial statements for the years indicated and the reviews of our financial statements included in our Forms 10-Q during those years; and (b) audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-Related Fees consisted of accounting, consultations, employee benefit plan audits, services related to due diligence for business transactions, and statutory and regulatory compliance.

(3)	Tax Fees consisted of tax compliance and consultation fees.

(4)	All Other Fees consisted of a subscription to Ernst & Young LLP’s informational on-line service.

     The Audit Committee has concluded that Ernst & Young LLP’s provision of services that were not related to the audit of our financial statements in 2004 was compatible with maintaining that firm’s independence from us.

     The Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by our independent auditors. Unless a service proposed to be provided by the independent auditors has been pre-approved by the Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditors are required to provide detailed back-up documentation concerning the specific services to be provided. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors.

     None of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

     The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit-related services not prohibited by law to be performed by Ernst & Young LLP, provided that the Chairman is required to report any decisions to pre-approve such audit-related or non-audit-related services and fees to the full Audit Committee at its next regular meeting.

SHAREHOLDER PROPOSALS

     Any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2006 Annual Meeting of Shareholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 11911 FM 529, Houston, Texas 77041-3011, so that such notice is received no later than November 28, 2005. If you submit such a proposal, you must provide your name, address, the number of shares of Common Stock held of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

     In addition, any shareholder who intends to submit a proposal for consideration at our 2006 Annual Meeting of Shareholders, regardless of whether the proposal is submitted for inclusion in our proxy statement for that meeting, or who intends to submit nominees for election as directors at that meeting, must notify our Corporate Secretary. Under our bylaws, such notice must:

•	be received at our executive offices no earlier than November 11, 2005 and no later than close of business on January 10, 2006; and

•	satisfy requirements that our bylaws specify.

A copy of the pertinent bylaw provisions can be obtained from our Corporate Secretary on written request.

     We received no shareholder proposals and no shareholder director nominations for the 2005 Annual Meeting of Shareholders.

TRANSACTION OF OTHER BUSINESS

     Should any other matter requiring the vote of shareholders arise at the meeting, it is intended that proxies will be voted for or against that matter in accordance with the judgment of the person or persons voting the proxies.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the 2005 Annual Meeting of Shareholders, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage-paid return envelope, or vote by telephone or over the Internet by following the instructions included in this package. Please act promptly to ensure that you will be represented at the meeting.

     WE WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2004. WRITTEN REQUESTS SHOULD BE MAILED TO GEORGE R. HAUBENREICH, JR., CORPORATE SECRETARY, OCEANEERING INTERNATIONAL, INC., P. O. BOX 40494, HOUSTON, TEXAS 77240-0494.

By Order of the Board of Directors,

George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

March 28, 2005

Appendix A

Oceaneering International, Inc.

Audit Committee Charter

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in its oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the performance of the Company’s internal audit function. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and all the power and authority required of an audit committee under the Sarbanes-Oxley Act of 2002.

     The Audit Committee shall consist of not less than three members of the Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors shall also elect a chairman of the Audit Committee. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

     The independent auditors of the Company are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company’s independent auditors (subject to stockholder ratification) and to approve all audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between the Company’s management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the SEC.

     The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. Any decisions of such subcommittee to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall:

•	Review, on an annual basis, the annual audited financial statements for the immediately preceding fiscal year with management and the independent auditors, as well as the disclosures to be made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K for such fiscal year.

•	Make a recommendation to the Board of Directors each year as to whether the Company’s annual audited financial statements for the immediately preceding fiscal year and accompanying notes should be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Appendix A

•	Prepare and approve the audit committee report as required by the SEC to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein).

•	Review with management and the independent auditors, on a quarterly basis, the Company’s quarterly financial statements for the immediately preceding fiscal quarter and disclosures to be made in management’s discussion and analysis of financial condition and results of operations, prior to the filing of the Company’s Quarterly Reports on Form 10-Q for such fiscal quarter, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company’s quarterly financial statements.

•	Review and discuss with management and the independent auditors:

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles (“GAAP”) on the financial statements.

•	Review and discuss annual reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within GAAP that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letter provided by the independent auditors and management’s response to that letter, any management representation letter, any reports on observations and recommendations on internal controls, any schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

•	Review and discuss with management and the independent auditors any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in the Company’s internal control over financial reporting.

•	Review and discuss with management (including the senior internal auditor) and the independent auditors the annual report of management of the Company regarding the Company’s internal control over financial reporting and the independent auditors’ attestation of that report prior to the filing of the Company’s Annual Report on Form 10-K.

•	Review with management the Company’s earnings press releases, with particular emphasis on the use of any “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the types of presentation to be made).

•	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s policies and guidelines concerning risk assessment and risk management.

Appendix A

•	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal controls and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review and evaluate the lead partner of the independent auditors.

•	At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1. Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. In making this evaluation, the Audit Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

•	Confirm the regular rotation of the audit partners as required by applicable law. Consider whether there should be regular rotation of the independent auditing firm.

•	Establish hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel, including those who participated in any capacity in the audit of the Company.

•	Review with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

•	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

•	Review the appointment and replacement of the senior internal auditor.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function is intended to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

•	Make inquiries of management, the Company’s senior internal auditor and the independent auditors as to their knowledge whether the Company and its subsidiary and affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

•	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

Appendix A

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

•	Evaluate annually the Audit Committee’s own performance.

•	Make regular reports to the Board of Directors.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. It is also not the duty of the Audit Committee to conduct investigations, to resolve any disagreements between management and the independent auditors or to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics.

     The Audit Committee shall have the authority to retain and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

Appendix B

2005 INCENTIVE PLAN
OF
OCEANEERING INTERNATIONAL, INC.

     1. Plan.
 This 2005 Incentive Plan of Oceaneering International, Inc. (the “Plan”) was adopted by Oceaneering International, Inc. (the “Company”) to reward certain corporate officers, directors and key employees of the Company by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.

     2. Objectives.
 This Plan is designed to attract and retain key employees of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     3. Definitions.
 As used herein, the terms set forth below shall have the following respective meanings:

     “Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

     “Award” means the grant of any Option, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee (or the Board, in the case of Awards to Nonemployee Directors) may establish in order to fulfill the objectives of the Plan.

     “Award Agreement” means any written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

     “Board” means the Board of Directors of the Company.

     “Cash Award” means an award denominated in cash.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     “Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

     “Common Stock” means the Common Stock, par value $0.25 per share, of the Company.

     “Company” means Oceaneering International, Inc., a Delaware corporation.

     “Director” means an individual serving as a member of the Board.

     “Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

     “Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

Appendix B

     “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the NASDAQ Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock reported by the NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, Inc., or, if not reported by the NASDAQ Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

     “Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

     “Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

     “Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

     “Participant” means an Employee or Director to whom an Award has been made under this Plan.

     “Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be Stock Awards or Cash Awards.

     “Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

     “Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

     “Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

     “Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

     “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

     “Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

     “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

Appendix B

     4. Eligibility.

(a) Employees. Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

(b) Directors. Directors eligible for Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).

     5. Common Stock Available for Awards.

Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,200,000 shares of Common Stock. No more than 600,000 shares of Common Stock shall be available under this Plan for Incentive Options. No more than 600,000 shares of Common Stock shall be available under this Plan for Awards other than Options or SARs. Shares of Common Stock awarded pursuant to the 2002 Incentive Plan or the 2002 Non-Executive Incentive Plan (the “Prior Plans”) which are cancelled, terminated, forfeited, expire unexercised, and, except for Awards of Options or SARs, are settled in cash in lieu of Common Stock, or are exchanged for a consideration that does not involve Common Stock shall immediately become available for Awards under this Plan. Effective as of March 14, 2005, no further awards shall be made under the Prior Plans. Additionally, the number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, and, except for Awards of Options or SARS are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The number of Shares reserved for issuance under the Plan shall be reduced only to the extent that Shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of Shares reserved for issuance shall be reduced by the total number of Options or SARs exercised. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

     6. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee; provided, however, that with respect to Nonemployee Directors, the Plan shall be administered by the full Board. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(c) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than seven years from the applicable grant date. The Committee may make an Award to an individual who it expects to become an employee of the Company or any of its Subsidiaries within the next six months, with such Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

Appendix B

(b) Indemnity. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Prohibition on Repricing of Awards. No Award may be repriced, replaced, regranted through cancellation or modified without shareholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such Award.

     7. Delegation of Authority.

The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

     8. Awards.

(a) Except as otherwise provided in paragraph 9 hereof pertaining to Awards to Directors, the Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

     (i) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed seven years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

     (ii) Stock Appreciation Right. An Award may be in the form of a SAR. The strike price for a SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of a SAR shall not exceed seven years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee. As of the date of grant of a SAR, the Committee may specifically designate that the Award will be paid (a) only in cash, (b) only in Common Stock, or (c) in such other form or combination of forms as the Committee may elect or permit at the time of exercise.

Appendix B

     (iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that (i) the Committee may provide for earlier vesting following a change in control of the Company or upon an Employee’s termination of employment by reason of death, disability or retirement, (ii) such one-year minimum Restricted Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (iii) vesting of a Stock Award may occur incrementally over the one-year minimum Restricted Period.

     (iv) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

     (v) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control of the Company, or upon a termination of employment by reason of death, disability or retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

     (A) Nonqualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

     (B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: revenue, cash flow, net income, stock price, credit rating, market share, earnings per share, or return on equity; controlling or reducing various costs of doing business; maintaining appropriate levels of debt and interest expense. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

Appendix B

Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

     (i) no Participant may be granted, during any one-year period, Awards consisting of Options or SARs that are exercisable for more than 500,000 shares of Common Stock;

     (ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 500,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

     (iii) no Participant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $5,000,000.

9. Awards to Directors. The Board may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 and consistent with the provisions therein for the granting of Awards to Employees by the Committee. Any such Award shall be subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement.

10. Award Payment; Dividends; Substitution.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. It is intended that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid imposition of additional taxes thereunder. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

Appendix B

11. Stock Option Exercise.
     The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

12. Taxes.
     The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13. Amendment, Modification, Suspension or Termination.
     The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements.

14. Assignability.
     Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock Based Award Limitations described in paragraph 8(b) hereof, (v) the number of shares of Common Stock covered by Awards to Directors granted pursuant to paragraph 9 hereof, and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and

Appendix B

other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Awards to Directors automatically granted pursuant to paragraph 9 hereof and (v) the Stock Based Award Limitations described in paragraph 8(b) hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

16. Restrictions.
     No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan.
     Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

19. Governing Law.
     This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

Appendix B

20. Effectiveness.
     This Plan shall be effective as of March 14, 2005 (the “Effective Date”), as approved by the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s stockholders held on or before December 31, 2005. If the stockholders of the Company should fail to so approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder shall be null and void. Notwithstanding the foregoing, the Plan shall continue in effect for a term of ten (10) years commencing on the date the Company’s stockholders approve the Plan, unless sooner terminated by action of the Board.

Oceaneering International, Inc.

c/o EquiServe Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

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This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

Management recommends that you vote FOR authority on Proposals 1, 2 and 3.

OCEANEERING INTERNATIONAL, INC.

					FOR	AGAINST	ABSTAIN
1.	Election of Directors.		2.	Proposal to approve the 2005 Incentive	☐	☐	☐
	Nominees: (01) T. Jay Collins and (02) D. Michael Hughes			Plan of Oceaneering International, Inc.

FOR ALL	☐ ☐	WITHHELD FOR ALL
☐ For all nominees except as written above.			3.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2005.	☐	☐	☐
			4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

The undersigned hereby revokes all previous proxies relating to the shares of common stock covered hereby and confirms all that said proxies may do by virtue hereof.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

Oceaneering International, Inc.
Offers Telephone or Internet Voting
24 Hours a Day, 7 Days a Week

Voting by telephone or Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named below to vote your shares to the same extent as if you had marked, signed, dated and returned the proxy card. Before voting, read the proxy statement and voting instruction form. Follow the steps listed. Your vote will be immediately confirmed and posted. Thank you for voting!

TO VOTE BY TELEPHONE

1.	On a touch-tone telephone, call toll-free 1-877-779-8683.

2.	Enter the voter authentication number from the shaded box on the reverse side.

3.	Enter the last four digits from your taxpayer identification number.

4.	You then have two options: Option 1: To vote as the Board of Directors recommends on all items. Option 2: To vote on each proposal separately.

TO VOTE BY INTERNET

1.	Log on to the Internet and go to the Web site http://www.eproxyvote.com/oii.

2.	Enter the voter authentication number from the shaded box on the reverse side.

3.	Follow the instructions.

Internet and telephone voting is available through 11:59 p.m. Eastern Daylight Savings Time, May 9, on the day prior to the Annual Meeting.

IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

DETACH HERE

PROXY

OCEANEERING INTERNATIONAL, INC.

This Proxy Is Solicited on Behalf of the Board of Directors

PROXY

John R. Huff and George R. Haubenreich, Jr., with full power of substitution and resubstitution, are hereby appointed proxies to vote all the shares of common stock of the undersigned in Oceaneering International, Inc., held of record by the undersigned on March 21, 2005, at the Annual Meeting of Shareholders to be held on May 10, 2005 in the Atrium of Oceaneering’s corporate offices at 11911 FM 529, Houston, Texas 77041-3011, and at any adjournment or postponement thereof.

The undersigned acknowledges receipt of Oceaneering’s annual report for the year ended December 31, 2004 and the Notice of 2005 Annual Meeting of Shareholders and related Proxy Statement.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet as described above before the Annual Meeting.